Exhibit 10.44

SPLIT-DOLLAR TERMINATION AGREEMENT

This Split-Dollar Termination Agreement (the “Termination Agreement”) is made and entered into this 28th day of February, 2013 (“Effective Date”) by and between OSI RESTAURANT PARTNERS, LLC (“OSI”) and DIRK A. MONTGOMERY (“Montgomery”), in his individual capacity and in his capacity as Trustee of the Dirk A. Montgomery Revocable Trust dated April 12, 2001 (“Trust”).
RECITALS

1.	Montgomery was employed by OSI and its affiliates until his resignation effective January 14, 2013.

2.
OSI and Montgomery entered into that certain Split-Dollar Agreement dated August 12, 2008 pursuant to which, among other things, OSI agreed to maintain a certain life insurance policy insuring Montgomery’s life, with the Trust being the named beneficiary under the Policy, subject to OSI’s rights under the Split-Dollar Agreement.

3.
Pursuant to the Split-Dollar Agreement, OSI acquired and is the owner of John Hancock Variable Life Insurance Policy Number 90848003 (“Policy”) insuring the life of Montgomery with the Trust being the named beneficiary of the Policy, subject to OSI’s rights under the Split-Dollar Agreement.

4.
The parties desire to (i) terminate the Split-Dollar Agreement and release all parties from any further obligations under the Split-Dollar Agreement and (ii) acknowledge that OSI is the sole and exclusive owner of the Policy free of any rights of, or obligations to, Montgomery or the Trust.

Now therefore, intending to be legally bound, in consideration of the mutual premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A.	Recitals. The above recitals are true and correct and incorporated herein.

B.
Payment to Montgomery. Within 3 business days of Montgomery’s execution and delivery of this Termination Agreement OSI shall pay to Montgomery in immediately available funds the sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00).

C.	Termination of Split Dollar Agreement. Effective immediately upon the parties’ execution of this Termination Agreement:

(i)	the Split-Dollar Agreement is hereby terminated and shall be of no further force or effect.

(ii)
OSI shall be the sole and exclusive owner of the Policy free and clear of any right, title, claim or interest of Montgomery or the Trust, and OSI shall be free to keep the Policy in force, surrender the Policy, or take any other action with respect to the Policy. For the avoidance of doubt, OSI shall be the sole person entitled to any benefit under the Policy, including without limitation, death benefit, cash value or surrender value.

(iii)
OSI hereby forever releases Montgomery and the Trust, and Montgomery and the Trust each hereby forever release OSI, from any and all obligations, liabilities, claims or rights under the Split-Dollar Agreement or with respect to the Policy, whether or not arising under the Split-Dollar Agreement.

D.
Representations and Warranties of Montgomery and Trust. Montgomery and the Trust, jointly and severally, represent and warrant to OSI that each of the following is true and correct as of the date of this Agreement:

D.1    Organization of Trust. The Trust is duly organized and validly existing and Montgomery is the sole trustee of the Trust.

D.2     Authority. Montgomery and the Trust each have the power and authority to execute, deliver and perform their obligations under this Termination Agreement. The execution, delivery and performance by Montgomery and the Trust of this Termination Agreement and the consummation of the transaction provided for herein have been duly authorized and approved by all necessary action of the Trust. No other or further act or proceeding on the part of Montgomery or the Trust is necessary to authorize this Termination Agreement or the consummation of the transaction contemplated hereby. This Termination Agreement constitutes the valid and binding agreement of Montgomery and the Trust, enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally.

D.3    No Violation. Neither the execution and delivery of this Termination Agreement, nor the consummation of the transaction contemplated hereby (a) will violate or conflict with, or constitute a default or breach (or an event which, with notice or lapse of time, or both, would constitute a default or breach) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the assets of Montgomery or the Trust, any term or provision of the governing documents of the Trust, or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which either Montgomery or the Trust is a party or by which any assets or properties of Montgomery or the Trust may be bound or affected.

D.4    Consents and Approvals. With respect to the Trust, all approvals, consents and waivers that are required to effect the transaction contemplated hereby have been obtained and copies thereof have been delivered to OSI, on or prior to the Effective Date.

E.	Miscellaneous.

E.1    Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Florida without giving effect to the principles of comity or conflicts of laws thereof.

E.2    Consent to Personal Jurisdiction and Venue; Attorney’s Fees. Montgomery, the Trust and OSI hereby agree that personal jurisdiction and venue, for any action arising out of a breach or threatened breach of this Agreement or out of the relationship established by this Agreement, shall lie exclusively in and any action brought by a party hereunder shall be brought exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida. In the event of any legal proceeding arising, directly or indirectly, from this Agreement, the prevailing party in such legal proceedings shall be entitled to attorney’s fees and costs from the non-prevailing party.

E.3    WAIVER OF JURY TRIAL. ALL PARTIES TO THIS TERMINATION AGREEMENT KNOW AND UNDERSTAND THAT THEY MAY HAVE A CONSTITUTIONAL RIGHT TO A JURY TRIAL WITH REGARD TO ISSUES THAT MAY POTENTIALLY ARISE OUT OF THIS TERMINATION AGREEMENT. THE PARTIES ACKNOWLEDGE THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE OUT OF THIS TERMINATION AGREEMENT WILL INVOLVE COMPLICATED AND DIFFICULT FACTUAL AND LEGAL ISSUES.

THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS TERMINATION AGREEMENT OR THE CONTEMPLATED TRANSACTION HEREUNDER, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PROVISION WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTION SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

THE PARTIES INTEND THIS WAIVER OF THE RIGHT TO A JURY TRIAL BE AS BROAD AS POSSIBLE. BY THEIR SIGNATURES, THE PARTIES PROMISE, WARRANT AND REPRESENT THAT THEY WILL NOT PLEAD FOR,

REQUEST OR OTHERWISE SEEK TO HAVE A JURY TO RESOLVE ANY AND ALL DISPUTES THAT MAY ARISE BY, BETWEEN OR AMONG THEM.

E.4     Amendment and Modification. The parties may amend, modify and supplement this Agreement only as may be explicitly agreed upon by them in writing.

E.5    Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; or (b) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

(a)    If to Montgomery or the Trust, to:

c/o Ascena Retail Group, Inc.
30 Dunnigan Drive
Suffern, New York 10901

(b)	If to OSI to:

OSI Restaurant Partners, LLC
2202 N. West Shore Blvd., Suite 500
Tampa, FL 33607
Attn: Chief Legal Officer

Any party to this Termination Agreement may change its address for notice purposes by giving notice thereof in accordance with this Section. Notices sent by facsimile or other electronic means shall not constitute notice under this Agreement.

E.6    Expenses. Regardless of whether or not the transaction contemplated hereby is consummated, each of the parties shall bear its own expenses and the expenses of its counsel, accountants, and other agents in connection herewith.

E.7    Entire Agreement. This agreement embodies the entire agreement between the parties hereto with respect to the transaction contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

E.8    Counterparts. This Termination Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

E.9    Headings. The headings of Sections in this Termination Agreement are provided for convenience only and will not affect its construction or interpretation.

E.10    Severability. If any part of this Termination Agreement is for any reason declared invalid or unenforceable by a court of competent jurisdiction, such declaration shall not affect the validity of any remaining portion of this Termination Agreement.

IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the Effective Date.

“OSI”			“Montgomery”

OSI RESTAURANT PARTNERS, LLC,
a Delaware limited liability company

By:	/s/ Joseph J. Kadow		/s/ Dirk A. Montgomery
	Joseph J. Kadow		Dirk A. Montgomery
Executive Vice President

“Trust”

DIRK A. MONTGOMERY
REVOCABLE TRUST

		By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery, Trustee